GLOBAL CUSTODY AGREEMENT

         THIS AGREEMENT made the 14th day of December, 1999, by and between LORD ABBETT LARGE-CAP GROWTH FUND, a Delaware business trust (hereinafter called the "Trust"), and THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York (hereinafter called the "Custodian").

                                   WITNESSETH:

         WHEREAS, the Trust desires that all securities and cash, if any, now held by the Trust, together with all such other securities and cash as may hereafter be delivered or caused to be delivered by the Trust to the Custodian, shall be hereafter held and administered by the Custodian pursuant to the terms of this Agreement; and

         WHEREAS, the Trust and the Custodian desire to provide for the maintenance of foreign securities owned by the Trust, and cash incidental to transactions in such securities, in the custody of certain foreign banking institutions and foreign securities depositories acting as sub-custodians in conformity with the requirements of Rule 17f-5 of the rules and regulations under the Investment Company Act of 1940, as amended (the "Act");

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and Custodian agree as follows:

SEC. 1. DEFINITIONS.

         The words "Authorized Instructions" mean a communication given by an Authorized Person and received by the Custodian in writing or by telephone, facsimile transmission, telegram, teletype, cablegram or other teleprocess or electronic instruction system which the Custodian believes in good faith to be given by the Trust or which are transmitted with proper testing or authentication pursuant to terms and conditions specified in writing and provided to the Trust by the Custodian.

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         The words "Authorized Persons" mean those officers or agents of the
Trust who have been designated by a certificate of the Trust, a certified copy of which has been filed with the Custodian, to act on behalf of the Trust in the performance of any acts that Authorized Persons may do under this Agreement pursuant to such certificate. Such persons shall continue to be Authorized Persons until such time as there has been filed with the Custodian a certified copy of a certificate of the Trust revoking the authority of such persons.

         The word "securities" as used herein includes stocks, bonds, debentures, notes, evidences of indebtedness, evidences of interest, warrants and other securities, irrespective of their form, the name by which they may be described, or the character or form of the entities by which they are issued or created.

         The words "Foreign Custodian" shall have the meaning assigned to such words in Section 14 hereof.

         The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Trust by the Chairman, President or a Vice President and the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

         The word "Depository" as used herein shall mean any "system" or "person" contemplated by Section 17(f) of the Act in which the Custodian may, under that Section and any rules, regulations or orders thereunder and under
Section 13 of this Agreement, deposit all or part of the securities of the Trust.

         The word "receipt" whenever used in this Agreement in connection with receipt of securities shall mean receipt by the Custodian of: (i) securities in bearer form or in form for transfer satisfactory to the recipient; or (ii) written or telegraphic advice from a Depository that securities have been credited to the account of the Custodian or a Foreign Custodian, as the case may be, at the Depository; or (iii) written or telegraphic advice from any branch of the Custodian doing business in the United States and/or any foreign country that such securities in bearer form or in form for transfer have been deposited with it.

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         The word "receipt" whenever used in this Agreement in connection with receipt of payment by the Custodian shall mean receipt by the Custodian of: (i) cash or check certified or issued by a bank (which term as used herein shall include a Federal Reserve Bank), trust company, member of a national securities exchange or a Depository; or (ii) written or telegraphic advice from a bank, trust company, registered clearing agency or a Depository that funds have been credited to the account of the Custodian or a Foreign Custodian, as the case may be, at one or more of the foregoing or such advice from a registered clearing agency or a Depository that funds will be so credited to the account of the Custodian or a Foreign Custodian, as the case may be.

The word "Series" shall mean Lord Abbett Large-Cap Growth Fund and any further Series of the Trust from time to time created by the Board of Trustees.

SEC. 2. NAMES, TITLES AND SIGNATURES; SECURITIES DEVICES.

         The Trust will furnish to the Custodian from time to time, whenever any change occurs, an officers' certificate setting forth the names, titles and signatures of its officers, the name of the transfer agent of its capital stock, and the names and signatures of the officers, employees and agents thereof entitled to sign documents hereunder. The Trust will use its best efforts to safeguard any test keys, identification codes or other security devices with which the Custodian provides it.

SEC. 3. RECEIPT AND DISBURSEMENT OF MONEY.

         A. The Custodian shall open and maintain a separate account or accounts in the name of the Trust with respect to assets belonging to such Series and shall hold in such account or accounts all cash received by it for the account of the Trust, and belonging to each Series. The Custodian shall make payments of cash to, or for the account of, the Trust pertaining to a particular Series from such cash accounts only (a) upon the purchase of securities for the portfolio of such Series against receipt by it of such securities, (b) for the purchase or redemption of shares of such Series; (c) for the payment of dividends, taxes, management or supervisory fees, operating expenses or other liabilities belonging to such Series,

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(d) for payments in connection with the conversion, exchange or surrender of securities owned by the Trust and belonging to such Series, (e) for payments in connection with the return of securities loaned by the Trust and belonging to such Series or the reduction of cash collateral held by the Custodian with respect to such securities, (f) for the transfer of funds to a Depository or a Foreign Custodian, as the case may be, or (g) for other proper corporate purposes pertaining to such Series. In making any such payment pursuant to clause (a) above, the Custodian shall first receive Authorized Instructions (which may be given by an officers' certificate) requesting such a payment. If such Authorized Instructions pursuant to clause (a) above are not given by an officers' certificate, then promptly following such payment, the Trust shall furnish to the Custodian an officers' certificate confirming the request for such payment. In making any such other payment, the Custodian shall first receive an officers' certificate requesting such payment and stating the clause of this subsection A pursuant to which such payment is permitted, any additional evidence specifically called for in this subsection A, and for the purposes of clause (g) above, the Custodian shall also receive a resolution of the Board of Trustees of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, setting forth the purposes of such payment, declaring such purposes to be proper trust purposes pertaining such Series, and naming the person or persons to which such payment is to be made.

         B. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Trust.

SEC. 4. RECEIPT OF SECURITIES.

          The Custodian agrees to hold in the separate account opened and maintained for the Trust all securities received by the Custodian for the account of the Trust and belonging to such Series which may now or hereafter be delivered to it by or for the account of the Trust. All securities of the Trust in the custody of the Custodian are to be held or disposed of, subject at all times to the instructions of, the Trust pursuant to the terms of this Agreement.

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SEC. 5. TRANSFER, EXCHANGE, DELIVERY, ETC., OF SECURITIES.

         The Custodian shall have sole power to release or deliver any securities of the Trust held by it pursuant to this Agreement. The Custodian shall transfer, exchange or deliver securities held by it hereunder belonging to a particular Series only (a) upon sales of such securities for the account of the Trust and receipt by Custodian of payment therefor, PROVIDED that, in the case of sales of physical securities within the United States, the Custodian may transfer or deliver securities physically held by it in accordance with the customs prevailing in the market for such securities under which such securities are delivered to a broker (specified by the Trust by Authorized Instructions as provided below) for examination by such broker against such broker's receipt,
(b) when such securities are called, redeemed or retired or otherwise become payable, (c) in exchange for or upon conversion into other securities or cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (d) upon conversion of such securities pursuant to their terms into other securities, (e) upon exercise of subscription, purchase or other similar rights represented by such securities,
(f) for the purpose of exchanging interim receipts or temporary securities for definitive securities, (g) for the purpose of redeeming in kind shares of such Series, (h) for loans of such securities by the Trust, or for the return of securities held as collateral in connection with such loans, upon receipt by the Custodian of security in form of cash or its equivalent equal to 100% of the fair market value of such securities, (i) upon deposit of such securities owned by the Trust in a Depository or with a Foreign Custodian, or (j) for other proper corporate purposes pertaining to such Series, but only, for purposes of this clause (j), upon receipt of a resolution of the Board of Trustees, signed by an officer of the Trust and certified by its Secretary or Assistant Secretary, specifying the securities to be delivered, setting forth the purposes for which such delivery is to be made, declaring such purposes to be proper trust purposes pertaining to such Series, and naming the person or persons, each of whom shall be stated in such resolution to be an officer or employee of the Trust bonded against larceny or embezzlement, to whom delivery of such securities shall be made. In making any

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such transfer, exchange or delivery pursuant to clause (a) above, the
Custodian shall first receive Authorized Instructions (which may be given by an officers' certificate) requesting such a transfer, exchange or delivery. If such Authorized Instructions pursuant to clause (a) above are not given by an officers' certificate, then promptly following such transfer, exchange or delivery, the Trust shall furnish to the Custodian an officers' certificate requesting such transfer, exchange or delivery. In making any such other transfer, exchange or delivery, the Custodian shall first receive an officers' certificate requesting such transfer, exchange or delivery and stating the clause of this Section 5 pursuant to which such transfer, exchange or delivery is permitted, and any additional evidence specifically called for in this Section 5. For the purposes of clause (h) above, the officers' certificate shall also identify the securities to be delivered and shall state the loan agreement under which the delivery is to be made, the date of delivery, the name of the borrower and the amount and description of collateral to be received in connection therewith.

SEC. 6. CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS.

          Unless and until the Custodian receives an officers certificate to the contrary, the Custodian shall:

         (a) Take such steps as may reasonably be necessary to secure or otherwise prevent the loss of rights relating to any securities held by it for the account of the Trust and belonging to a particular Series, PROVIDED that the Custodian's (i) timely monitoring of investment data provided by one or more recognized international investment data services identified to the Trust and whose data pertains to each relevant market and (ii) prompt action in respect thereof will be deemed to fulfill the Custodian's obligations under this paragraph (a) with respect to corporate actions;

         (b) Present for payment all coupons and other income items held by it for the account of the Trust which call for payment upon presentation, and hold the cash received by it upon such payment for the account of the Trust, any advance of the collections of funds or other property paid

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                  or distributed with respect to any securities shall be made subject to final payment.

         (c) Collect interest and cash dividends received, and other income of any kind, with notice to the Trust, for the account of the Trust with respect to the Series to which they belong;

         (d) Hold for the account of the Trust with respect to the Series to which they belong all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and,

          (e) Execute as agent on behalf of the Trust all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department now or hereafter in effect, inserting the Trust's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

SEC. 7. REGISTRATION OF SECURITIES.

           The Custodian shall register all securities, except such as are in bearer form or held by a Depository or a Foreign Custodian (except as otherwise directed by an officers' certificate), in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent Federal Tax Law exempting such transaction from liability for stock transfer taxes and shall execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any State. The Trust will hold any such nominee harmless from any liability as a holder of record of such securities. The Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable. The Trust shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Trust and which may from time to time be registered in the name of the Trust.

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SEC. 8. VOTING AND OTHER ACTION.

         Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the Trust, except in accordance with the instructions contained in an officers' certificate. The Custodian shall execute and deliver, or cause to be executed and delivered, to the Trust all notices, proxies and proxy soliciting materials with relation to such securities, but without indicating the manner in which such proxies are to be voted.

SEC. 9. TRANSFER TAXES AND OTHER DISBURSEMENTS.

         The Trust shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement.

         The Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State, to exempt from taxation any exemptible transfers and/or deliveries of any such securities.

SEC. 10. CUSTODIAN'S LIABILITY.

         In taking any action called for by this Agreement, the Custodian shall be entitled in good faith to rely upon the officers' certificate (or, in the case of Sections 3A. (a) and 5(a), Authorized Instructions) and other evidence specifically called for by the appropriate section of this Agreement. The Trust, its successors and assigns shall at all times fully indemnify and save harmless the Custodian, its successors and assigns, from any and all liability whatsoever which may arise out of the obligation of the Custodian to perform the things to be done by it under this Agreement. Nothing herein shall exempt the Custodian from liability due to its own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Custodian or DTC. The Custodian is not under any duty under this

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Agreement to provide the Trust with investment advice or to supervise (in an advisory capacity) its investments.

SEC. 11. REPORTS.

         The Custodian shall advise the Trust with respect to transactions for the account of the Trust and with respect to each Series and shall report as to the composition of the Trust's assets belonging to each Series at such times as the Trust shall reasonably request. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by the Trust's officers and auditors. The Custodian shall also furnish information as reasonably requested by the Trust in order to enable the Trust to comply with applicable laws and regulations. Such information shall include, but not be limited to, identification (quarterly and as such information is received) of all non-United States entities having actual physical possession of cash and securities of the Trust.

SEC. 12. CUSTODIAN COMPENSATION.

         The Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon between the two parties.

SEC. 13. DEPOSITORIES

         The parties agree that, as of the date of this Agreement, the Depositories in which deposits of securities may be made are The Federal Reserve/Treasury Book Entry System (the "System"), Depository Trust Company ("DTC") and Euro-clear, a clearance system for internationally traded securities organized and operated by the Custodian (the "Euro-clear System), subject to the terms and conditions of this Section 13 and Section 14. Other Depositories may be used under this Agreement if both parties consent in writing to the use thereof; any such use shall be subject to the terms and conditions of this
Section 13 applicable to the System, DTC and the Euro-clear System except to the extent, if any, to which such terms and conditions are changed in any such consent or consents.

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          In using Depositories under this Agreement, the parties will comply with the terms and conditions of Rule 17f-4 and, in the case of the Euro-clear System, Rule 17f-5 under the Act, and such terms and conditions the parties hereto agree, and such terms and conditions shall supersede conflicting provisions of this Agreement. Nothing herein shall be deemed to require that the Custodian ascertain, as a condition to the use of the System, DTC or the Euro-clear System, that any required action has been taken by the Board of Trustees of the Trust. Notwithstanding the use of any Depository or Foreign Custodian hereunder, the securities and the funds of the Trust at all times will be deemed to be in the custody of, and maintained by, the Custodian, and the Custodian will indemnify and save harmless the Trust for any losses (i) caused by the use of a Depository (other than DTC) or (ii) caused by the negligence or willful misconduct of a Foreign Custodian or DTC.

          If and to the extent that a Depository permits the withdrawal of a security from it in certificate form and the Trust requires a certificate for making a loan or otherwise, the Custodian shall take all necessary and appropriate action to obtain such certificate upon receipt of an officers' certificate requesting the same.

         The Trust has agreed to use DTC's Institutional Delivery (ID) system which will provide it with broker trade confirmations of certain securities transactions which it has entered into. After comparing the trade data with each confirmation, the Trust shall affirm to DTC electronically all trades whose confirmations accurately reflect the trades which it has entered into, such affirmations constituting its instructions to deliver or receive portfolio assets of the Trust. Upon receipt of each affirmation, DTC has been instructed to send appropriate instructions to the Custodian in the form of an "Eligible Trade Report". In the event a broker's trade confirmation does not accurately reflect the transaction in question, the Trust shall not affirm the transaction in question in which event DTC has been instructed not to send the Custodian instructions with respect to such trade confirmation.

         Accordingly, anything in this agreement to the contrary notwithstanding, whenever securities transactions of the Trust are to be settled through the DTC ID

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system, or through a similar depository system, the Custodian shall be authorized to act in accordance with, and shall be entitled to rely on, and be protected in acting on, those instructions received by it on the Eligible Trade Report through such depository system to the same extent as if the information contained in such instructions was given in an officers' certificate, signed by officers of the Trust. In the event that such depository system for any reason does not furnish the Custodian with an Eligible Trade Report, the Trust shall provide the Custodian with an officers' certificate with the same information such Report otherwise would have contained.

SEC. 14. EMPLOYMENT OF SUBCUSTODIANS; EURO-CLEAR SUBCUSTODIANS.

            (a) The Trust hereby authorizes the Custodian to employ as subcustodians for securities and other assets owned by the Trust and maintained outside the United States, the foreign banking institutions which are "eligible foreign custodians" as such term is defined in paragraph (c)(2) of Rule 17f-5 under the Act and which are listed in Exhibit A attached hereto (when such entities are employed by the Custodian pursuant to the terms hereof, "Foreign Custodians"). The Foreign Custodians may hold securities and other assets of the Trust in the countries set forth opposite their respective names in Exhibit A. As part of its use of the Euro-clear System, securities and other assets owned by the Trust may also be held in the countries and by the banks listed on Exhibit A as Euro-clear Subcustodians (the "Euroclear Subcustodians") which are "eligible foreign custodians" as so defined or is an overseas branch of a "qualified U.S. bank" as defined in paragraph (c)(3) of Rule 17f-5 under the Act.

          (b) Exhibit A may be expanded from time to time pursuant to one or more letter agreements approved by the Trust's Board of Trustees. If the Trust advises the Custodian that a majority of the Board of Trustees has determined that (i) a foreign banking institution or the Euro-clear Subcustodian listed on Exhibit A hereto, as the same may be supplemented as provided above, or the Euro-clear System, may no longer be considered an "eligible foreign custodian" under Rule 17f-5 under the Act, (or, in the case of an overseas branch of a U.S. bank, if such U.S. bank may no longer be considered a "qualified U.S. bank" under Rule 17f-5 under the Act) and is not the subject of an exemptive order of the Securities and

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Exchange Commission under the Act, or (ii) continuance of the arrangement with any such entity would not otherwise be consistent with the best interests of the Trust and its shareholders, the Trust's assets shall be withdrawn from the care of such foreign banking institution or such Euro-clear Subcustodian or the Euro-clear System (or such overseas branch of a U.S. bank), as the case may be, as soon as reasonably practicable, and in any event within 180 days of the date the trustees make such determination.

          (c) Notwithstanding the use hereunder of a Foreign Custodian or a Depository, the Custodian will at all times maintain a separate account or accounts in the name of the Trust with respect to assets belonging to each Series and shall maintain such account or accounts for any and all cash and/or securities which are from time to time received for the account of the Trust in respect of such Series and which are held by a Foreign Custodian or a Depository pursuant to the terms hereof.

          (d) The Custodian's employment of any Foreign Custodian under this Agreement shall be governed by a written agreement substantially in the form attached hereto as Exhibit B.

          (e) The use of the Euro-clear System under this Agreement shall be in accordance with the Terms and Conditions Governing the Use of Euro-clear, as supplemented or amended from time to time (the "Euro-clear Terms"), a current copy of which document is attached hereto as Exhibit C, and with Rule 17f-5 under the Act.

          (f) The Custodian (A) will confirm to the Trust in writing by February 1 in each year that each Foreign Custodian and each Euro-clear Subcustodian continues to be an "eligible foreign custodian" as defined in Rule 17f-5 under the Act and that the provisions contained in paragraphs (d) and (e) above are being complied with and (B) will advise the Trust immediately in writing if any Foreign Custodian or Euro-clear Subcustodian ceases to be an "eligible foreign custodian" as so defined (or, in the case of a Euro-clear Subcustodian which is an overseas branch of a U.S. bank, if such bank ceases to be a "qualified U.S. bank" as defined in Rule 17f-5 under the Act) or if any such provision is not being complied with.

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The Custodian will also advise the Trust promptly of any significant amendment to any subcustodian agreement with any Foreign Custodian or the Euroclear Terms, if it learns of any significant change in the insurance maintained by any Foreign Custodian, the Euro-clear System or any Euro-clear Subcustodian from the insurance previously described by the Custodian to the Trust, or if it learns of any significant change in the substance of any of the Opinions of Counsel obtained by the Custodian in connection with its employment of Foreign Custodians (including, without limitation, changes with respect to (i) assets of the Trust being subject to any right, charge, security, interest, lien or claim, or (ii) beneficial ownership of securities), from the description of such Opinions of Counsel furnished to the Trust.

          (g) Until the Custodian receives an officers' certificate to the contrary, the Custodian will instruct each Foreign Custodian to:

              (1) deposit all cash received for the benefit of the Trust in a deposit account maintained by the Foreign Custodian in the name of the Custodian and to make payments of such cash only to the extent the Custodian is authorized to make such payments pursuant to Section 3 of this Agreement;

              (2) transfer, exchange or deliver securities owned by the Trust only to the extent the Custodian is authorized to make such transfers, exchanges or deliveries pursuant to Section 5 of this Agreement, PROVIDED that the Foreign Custodian may make delivery of securities and accept payment therefor in accordance with the customs prevailing in the particular market or among securities dealers in such market; PROVIDED FURTHER that if such customs include, in the case of delivery of physical securities, delivery against receipt of payment therefor, the Custodian will instruct the Foreign Custodian to make delivery in that manner;

              (3) vote securities owned by the Trust only in accordance with the instructions contained in an officers' certificate as provided in
        Section 8 of this Agreement;

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              (4) maintain securities owned by the Trust with the Euro-clear
        System only in accordance with the provisions of this Section 14 and maintain securities owned by the Corporation with no securities depository or clearing agency other than the Euro-clear System except to the extent other Depositories have been consented to pursuant to Section 13 of this Agreement;

              (5) take such steps (to be specified in such instructions) as may reasonably be necessary to secure or otherwise prevent the loss of rights relating to any securities owned by the Trust, PROVIDED that it shall be understood that the Custodian's (i) timely monitoring of investment data provided by one or more recognized international investment data services identified to the Trust and whose data pertains to each relevant market and (ii) prompt instructions to the appropriate Foreign Custodian in respect thereof will be deemed to fulfill the Custodian's obligations under this paragraph;

              (6) promptly notify the Custodian upon receiving notices or reports of corporate actions affecting any securities owned by the Trust;

              (7) on a timely basis, present for payment maturing obligations and those called for redemption to the extent that the Foreign Custodian receives notice of such opportunities for payment and hold monies received upon presentation of such maturing obligations for credit to the account maintained pursuant to paragraph (g)(1) of this Section 14;

              (8) execute in the name of the Custodian such ownership and other certificates as may be required to obtain payment in respect of any securities owned by the Trust;

              (9) accept, open and act appropriately with respect to all mail directed to the Trust or the Custodian in care of the Foreign Custodian relating to any securities or cash belonging to the Trust;

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             (10) disclose the Trust's name, address and securities position to the issuers of securities belonging to the Trust when requested to do so by such issuers; and

             (11) deal with fractional interests received by the Foreign Custodian as a result of stock dividends by buying the additional fractional interest needed to obtain a full share.

             (h) Securities owned by the Trust may be registered in the name of the Foreign Custodian's nominee to the same extent as set forth in
        Section 7 hereof. The Trust will hold any such nominee harmless from any liability as a holder of record of such securities.

SEC. 15. TERMINATION OR ASSIGNMENT OF AGREEMENT.

         This Agreement may be terminated by the Trust on thirty days' notice or by the Custodian on sixty days' notice given in writing and sent by registered mail to the Custodian at 23 Wall Street, New York, N.Y. 10015, or to the Trust, at 767 Fifth Avenue, New York, N.Y. 10153, as the case may be.

         Upon any termination of this Agreement, including any termination pursuant to Section 16 hereof, the Custodian shall not be required to make any delivery or payment of cash and securities held by it hereunder until full payment shall have been made by the Trust of all liabilities constituting a charge on or against the cash and securities held by the Custodian or on or against the Custodian, and until full payment shall have been made to the Custodian of all its fees, compensation, cost and expenses, or until the Custodian shall have been furnished with security and indemnity satisfactory to it against any liability, obligation, fees, compensation, cost or expense in connection with this Agreement or on account of any action taken or omitted by the Trust or its officers or directors under this Agreement.

         This Agreement may not be assigned by the Custodian without the consent of the Trust, authorized or approved by a resolution of its Board of Trustees.

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SEC. 16. SUCCESSORS.

         A. Upon any termination of this Agreement, or in case at any time the Custodian shall tender its resignation or shall be removed or dissolved, or otherwise shall become incapable of acting, or in case control of the Custodian or of its offices shall be taken over by any public officer or officers, (a) the Trust, by an officers' certificate furnished to the Custodian, may (i) designate a successor, to whom the Custodian shall thereupon deliver all cash and securities of the Trust held by it, or held in its name by a Depository, or held by a Foreign Custodian, or (ii) specify the names of the persons or entities to whom all cash and securities of the Trust shall be delivered or paid, or (iii) certify that the stockholders of the Trust have duly voted that it function without a qualified bank or trust company to hold its cash and securities and request delivery of all cash and securities to it, in which case the Custodian shall thereupon deliver to the Trust all cash and securities held by it or held in its name by a Depository, or held by a Foreign Custodian, or (b) in the absence of any officers' certificate pursuant to (i), (ii) or (iii) within a period of 60 days after such resignation, removal, dissolution, incapacity or taking over, the Custodian may deliver any cash and securities of the Trust held by it or held in its name by a Depository or held by a Foreign Custodian to a bank or trust company in the City of New York, having a capital, surplus and undivided profit aggregating not less than $5,000,000 selected by it, such cash and securities to be held subject to the same terms as those set forth in this Agreement. Any successor appointed by the Trust or selected by the Custodian shall immediately and without further act be superseded by a successor appointed by the holders of not less than a majority of the shares of the capital stock of the Trust at the time outstanding.

         B. Any bank or trust company in or into which the Custodian or any successor hereunder may be merged or converted, or with which it or any such successor may be consolidated, or any bank or trust company resulting from any merger, conversion or consolidation to which the Custodian or any such successor shall be a party, or any bank or trust company succeeding to the business of the Custodian or any such successor, shall be substituted as successor under this Agreement and any amendments thereof and all agreements hereunder without the execution of any instrument or any further act on the part of the Trust or any such successor, provided such bank or trust company be a national banking association or trust company or banking corporation organized under the laws of the United States of any State thereof and have a capital, surplus and undivided profits aggregating not less than $5,000,000.

         C. Any successor resulting from the provisions of subsections A or B above shall be vested with all the powers, duties and obligations of its predecessor under this Agreement and any amendments thereof and agreements hereunder and shall succeed to all the exemptions and privileges of its predecessor under this Agreement and any amendments thereof and agreements hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

          Executed in four counterparts, each of which is an original.

                                            LORD ABBETT LARGE-CAP GROWTH FUND


                                            By
                                               -------------------------------
                                               Vice President

(Seal)

Attest,


------------------------------
Assistant Secretary
                                            THE BANK OF NEW YORK

                                            BY:
                                                ------------------------------
                                                Vice President

(Seal)

 Attest:


------------------------------
Assistant Secretary